Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this report on Form 8-K of our report dated February 14, 1997, on our audit of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Kansas City Power & Light Company and Subsidiary's Annual Report on Form 10-K.



                                                /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.


Kansas City, Missouri
April 1, 1997

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